EXHIBIT 99.3

NOTICE OF GUARANTEED DELIVERY

FOR

SUBSCRIPTION CERTIFICATES

ISSUED BY

CADUS CORPORATION

This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the prospectus, dated [_________], 2014 (the “Prospectus”), of CADUS CORPORATION, a Delaware corporation, if a holder of Subscription Rights cannot deliver the Subscription Certificate(s) evidencing the Subscription Rights (the “Subscription Certificate(s)”), to the Subscription Agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., New York City time, on [_________], 2014 (as it may be extended, the “Expiration Date”). The Notice of Guaranteed Delivery must be sent by facsimile transmission, hand delivery or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See “Rights Offering—Guaranteed Delivery Procedures” in the Prospectus. Payment of the Subscription Price of $[________] per share for each share of Common Stock subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date, even if the Subscription Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Certificate evidencing such Subscription Rights must be received by the Subscription Agent within three (3) business days after the date of execution of the Notice of Guaranteed Delivery.

THE SUBSCRIPTION AGENT IS:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, NY 11219

Phone: (718) 921-8317

(877) 248-6417 (toll-free)

Fax: (718) 234-5001

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A SUBSCRIPTION CERTIFICATE IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION DUE TO SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX OF THE SUBSCRIPTION CERTIFICATE.

LADIES AND GENTLEMEN:

The undersigned hereby represents that the undersigned is the holder of a Subscription Certificate(s) representing ____________ Subscription Rights and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Rights to subscribe for ____________ shares of Common Stock with respect to the Subscription Rights represented by such Certificate(s) and (ii) the Over-Subscription Rights relating to such Subscription Rights, to the extent that shares of Common Stock that are not otherwise purchased pursuant to the exercise of Subscription Rights (the “Excess Shares”) are available therefor, for an aggregate of up to ____________ Excess Shares, subject to availability and proration as described in the Prospectus.

The undersigned understands that payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Rights and the Over-Subscription Rights must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $____________, either (check appropriate box):

o is being delivered to the Subscription Agent herewith; or

o has been delivered separately to the Subscription Agent; and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

o check or bank draft payable to American Stock Transfer & Trust Company, LLC, the Subscription Agent, drawn against a U.S. bank; or

o postal, telegraphic or express money order payable to the Subscription Agent.

name of maker

date of check, draft or money order number

bank on which check is drawn or issuer of money order

o wire transfer of immediately available funds

name of transferor institution

date of transfer

confirmation number (if available)

99.3-2

If by certified check, bank draft or money order, please provide the following information:

Name of maker:

Date of check, draft or money order:

Signature(s):	Address:

Name(s):	Telephone:

(please type or print)	(including area code)

(please type or print)	(including area code)
Subscription
Certificate No.(s) (if
available):

99.3-3

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE OF DELIVERY

(not to be used for Subscription Certificate signature guarantee)

The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent, hereby guarantees that within three business after the date set forth below, the undersigned will deliver to the Subscription Agent the Subscription Certificates representing the Subscription Rights being exercised hereby, with any required signature guarantees and any other required documents.

Name of Firm	Authorized Signature

Address	Name

City, State, Zip Code	Title

Area Code and Telephone Number

Date:

THE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE SUBSCRIPTION AGENT AND MUST DELIVER THE SUBSCRIPTION CERTIFICATES TO THE SUBSCRIPTION AGENT WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH INSTITUTION.

99.3-4